UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2014

OCULUS INNOVATIVE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd, Petaluma, CA	94954
(Address of principal executive offices)	(Zip Code)

(707) 283-0550

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders of the Company was held on September 10, 2014. Proxies were solicited pursuant to the Company’s proxy statement filed on July 29, 2014 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934.

The number of shares of the Company’s common stock entitled to vote at the 2014 Annual Meeting was 8,475,265. The number of shares of common stock present or represented by valid proxy at the 2014 Annual Meeting was 6,256,953. Each share of common stock was entitled to one vote with respect to matters submitted to the Company’s stockholders at the 2014 Annual Meeting.

At the 2014 Annual Meeting, the Company’s stockholders were asked (i) to elect one Class III director, nominated by the Company’s Board of Directors, to serve until the 2017 Annual Meeting or until his successor is duly elected and qualified; (ii) to consider and vote on whether to approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers for the fiscal year ended March 31, 2014; (iii) to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2015. The voting results reported below are final.

Proposal 1 – Election of Class III Director

Jerry McLaughlin was duly elected as the Company’s Class III director. The results of the election were as follows:

NOMINEE	FOR	WITHHELD
Jerry McLaughlin	932,856	648,341

Proposal 2 – Advisory Vote on Executive Compensation

FOR	AGAINST	ABSTAIN
804,651	739,185	37,361

Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm

The appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2015 was ratified. The results of the ratification were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,795,093	272,586	189,274	0

Based on the results of the advisory vote on the compensation of the Company’s named executive officers, the Compensation Committee of the Board of Directors will be reviewing the Company’s 2014 compensation policies and practices to consider the input received from the Company’s stockholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oculus Innovative Sciences, Inc.
(Registrant)

Date: September 12, 2014
/s/ Robert Miller
Name: Robert Miller
Title: Chief Financial Officer

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